UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The slide presentations attached hereto as Exhibit 99.1, and incorporated herein by reference, will be presented at MetLife, Inc.’s year-end investor conference call on December 12, 2014 and may be used by MetLife, Inc. in various other presentations to investors. The slide presentations are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 7.01.	Regulation FD Disclosure.

The slide presentations attached hereto as Exhibit 99.1, and incorporated herein by reference, will be presented at MetLife, Inc.’s year-end investor conference call on December 12, 2014 and may be used by MetLife, Inc. in various other presentations to investors. The slide presentations are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

On December 12, 2014, MetLife, Inc. issued a news release announcing a new $1 billion share repurchase authorization, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The news release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 8.01.	Other Events

At MetLife, Inc.’s year-end investor conference call on December 12, 2014, MetLife, Inc. will pre-announce an increase in litigation reserves related to asbestos of $110 million to $130 million, after tax, in the fourth quarter of 2014.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1	Slide presentations to be presented at MetLife, Inc.’s year-end investor conference call on December 12, 2014. The slide presentations are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

99.2	News release of MetLife, Inc., dated December 12, 2014, announcing a new $1 billion share repurchase authorization. The news release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Senior Vice President and Secretary

Date: December 12, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Slide presentations to be presented at MetLife, Inc.’s year-end investor conference call on December 12, 2014. The slide presentations are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

99.2	News release of MetLife, Inc., dated December 12, 2014, announcing a new $1 billion share repurchase authorization. The news release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

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